SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K/A

Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2005

M-WAVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-45449	36-3809819
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

475 Industrial Drive, West Chicago, Illinois     60185

(Address of principal executive offices)         (Zip Code)

Registrant’s telephone number, including area code: (630)562-5550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

            On July 6, 2005, we filed a Current Report on Form 8-K to disclose that Thomas K. Cox resigned from our board of directors on June 29, 2005.  In that Form 8-K, we did not provide any reasons for the resignation.  The non-executive members of our board of directors notified the U.S. Securities and Exchange Commission that the resignation was due to a disagreement with management’s policies, practices and procedures, and the SEC staff sent a letter of inquiry to management.  Management responded to the letter of inquiry with its reasons for not filing any prior disclosure of any disagreement.  On August 4, 2005, the SEC staff requested that we file an amended Form 8-K, and we are doing so by this filing on Form 8-K/A.

Section 5 – Corporate Governance and Management

Item 5.02.       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

            On June 29, 2005, immediately following a telephonic board meeting, we received via fax and e-mail a one-line resignation letter from our former Director, Thomas K. Cox.  In its entirety, the letter read, “Please take notice that I hereby resign as a member of the Board of Directors of M-Wave, Inc., a Delaware corporation, effective immediately.”  In the days leading up to his resignation, Mr. Cox and our other non-executive directors had expressed disagreements with management; the non-executive directors had considered terminating or reassigning our CEO, Jim Mayer; and the non-executive directors had informally requested one of our non-executive directors to serve as CEO on an interim basis.

            The disagreements that the non-executive directors expressed to management included disclosures that Mr. Mayer had made in violation of Regulation F-D, resulting in an 8-K filing; the planning and handling of the financing for the acquisition of Jayco Ventures, Inc.; the inability to clearly and accurately define our liquidity needs and financial condition; and the failure to timely comply with a contractual commitment to file an amendment to a registration statement for the resale of stock by an investor.  Mr. Mayer disputed and continues to dispute all such assertions by the non-executive directors.

            In addition, on June 7, 2005, the board of directors approved discretionary bonuses for 2004 performance to Mr. Mayer and three other members of management, subject to certain conditions, of which the conditions to Mr. Mayer’s bonus have not yet been fully complied with.  At the June 29, 2005 board meeting, the non-executive directors were informed that the bonuses were paid on June 24, 2005.  At meetings of the directors and in informal discussions after the June 7 board meeting, the non-executive directors were informed about our liquidity needs and financial condition, and then expressed disagreement with the payment of the bonuses while such liquidity needs and financial condition existed.

At the time of filing the Report on Form 8-K on July 6, 2005, management believed and continues to believe, that Mr. Cox’s resignation could have been a direct or indirect result of the disagreements that Mr. Cox and other directors had expressed with management, or the resignation could have been a result of a variety of other factors.  Although given the opportunity, Mr. Cox never expressed to management the reason(s) for his resignation.

However, management was informed by a non-executive director that Mr. Cox had resigned due to the disagreements stated above, and particularly due to the payment of the bonuses described above.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

                                                                                                       M-WAVE, INC.

(Registrant)

                                                                                                By         /s/ Joseph A. Turek

                                                                                                            Joseph A. Turek

                                                                                                            President

Dated: August 17, 2005